EXHIBIT 21

SCHEDULE OF SUBSIDIARIES

Subsidiaries of CIRCOR International, Inc.

I. Subsidiaries of CIRCOR International, Inc.

1.	CIRCOR (Jersey) Ltd., a United Kingdom Company (83% ownership)

2.	CIRCOR Aerospace, Inc., a Delaware Corporation

3.	CIRCOR Energy Products, Inc., an Oklahoma Corporation

4.	CIRCOR Luxembourg Holdings Sarl, a Luxembourg limited liability company (32%)

5.	CIRCOR, Inc., a Massachusetts Corporation

6.	Dovianus B.V., a Netherlands Corporation

7.	CIRCOR France, a French Corporation

8.	Leslie Controls, Inc., a Delaware Corporation

9.	Patriot Holdings, Inc., a Colorado corporation

10.	Sagebrush Pipeline Equipment Co., an Oklahoma Corporation

11.	Spence Engineering Company, Inc., a Delaware Corporation

12.	Texas Sampling Inc., a Texas Corporation

13.	CIRCOR Energy Pipeline Services, Inc., a Delaware Corporation

14.	CIRCOR German Holdings Management GmbH, a German Closed Corporation

II. Subsidiaries of CIRCOR Aerospace, Inc.:

1.	CIRCOR IP Holding Co., a Delaware Corporation

2.	CIRCOR Instrumentation Technologies, Inc., a New York Corporation

3.	CIRCOR Luxembourg Holdings Sarl., a Luxembourg limited liability company (<1%)

4.	Motor Technology, Inc., an Ohio Corporation

III. Subsidiaries of CIRCOR Instrumentation Technologies, Inc.:

1.	CIRCOR (Jersey) Ltd., a United Kingdom Company (17% ownership)

2.	CIRCOR Instrumentation Ltd., a United Kingdom Company

3.	Dopak Inc., a Texas Corporation

IV. Subsidiaries of CIRCOR Energy Products, Inc.:

1.	CIRCOR Luxembourg Holdings Sarl., a Luxembourg limited liability company (approx. 68%)

V. Subsidiaries of CIRCOR (Jersey), Ltd.:

1.	CIRCOR German Holdings, LLC, a Delaware Limited Liability Company

VI. Subsidiaries of CIRCOR German Holdings, LLC:

1.	CIRCOR German Holdings GmbH & Co. KG, a German private company

VII. Subsidiaries of CIRCOR German Holdings GmbH & Co. KG

1.	Hoke Handelsgesellschaft GmbH, a German Corporation

2.	Regeltechnik Kornwestheim GmbH, a German Closed Corporation

VIII. Subsidiaries of Regeltechnik Kornwestheim GmbH:

1.	RTK Control Systems Limited, a United Kingdom Corporation

IX. Subsidiaries of CIRCOR Luxembourg Holdings, Sarl.

1.	CEP Holdings Sarl., a Luxembourg limited liability company (6% ownership)

2.	CIRCOR Energy Products (Canada) ULC, an Alberta unlimited liability company

3.	Howitzer Acquisition Limited, a United Kingdom Corporation

4.	CIRCOR India Holdings BV, a Netherlands Corporation

5.	CIRCOR Middle East FZE, a United Arab Emirates Corporation

6.	CIRCOR Do Brasil Particpaçöes LTDA, a Brazilian Corporation (>99%)

X. Subsidiaries of CIRCOR Do Brasil Particpaçöes LTDA.

1.	Valvulas S.F. Industria E Comercio Limitada, a wholly owned subsidiary of Circor do Brasil

XI. Subsidiaries of CIRCOR Energy Products (Canada) ULC, an Alberta unlimited liability company

1.	CEP Holdings Sarl., a Luxembourg limited liability Company ( 94% ownership)

XII. Subsidiaries of CEP Holdings, Sarl.

1.	Pibiviesse Srl, an Italian Company

2.	CIRCOR Do Brasil Particpaçöes LTDA, a Brazilian Corporation (<1%)

XIII. Subsidiaries of Pibiviesse Srl:

1.	De Martin Giuseppe & Figli Srl, an Italian Company

2.	CIRCOR Valve Company, Ltd., a Chinese Foreign Owned Enterprise

XIV. Subsidiaries of Howitzer Acquisition Limited, a United Kingdom Corporation

1.	Hale Hamilton (Valves) Limited, a United Kingdom Corporation

2.	Pipeline Engineering Supply Company Limited, a United Kingdom Corporation

XV. Subsidiaries of Hale Hamilton (Valves) Limited, a United Kingdom Corporation

1.	Cambridge Fluid Systems Limited, a United Kingdom Corporation

2.	CFS Technology PTE Ltd, a Singapore limited Company

XVI. Subsidiaries of CIRCOR India Holdings BV, a Netherlands Corporation

1.	CIRCOR India LLC, a Delaware limited liability company

2.	CIRCOR Flow Technologies India Private Ltd, an Indian private company

XVII. Subsidiaries of CIRCOR France, a French Corporation

1.	CIRCOR Bodet, a French Corporation

2.	CIRCOR Maroc, a Moroccan Corporation

3.	CIRCOR Industria, a French Corporation

XVIII. Subsidiaries of Pipeline Engineering Supply Co. LTD., a United Kingdom Corporation

1.	Pipeline Trustees LTD, a United Kingdom Corporation

2.	Pipeline Engineering LTD, a United Kingdom Corporation

3.	Polyurethane Engineering Products LTD, a United Kingdom Corporation

4.	PE America, a Texas Limited Liability Corporation

5.	Pipeline LTD, a Singapore Limited Company

XIX. Subsidiaries of Cambridge Fluid Systems Limited, a United Kingdom Corporation

1.	Cambridge Fluid Systems GmbH, a German Limited Liability Company